Exhibit 10.5A2

AMENDMENT NUMBER 2

TO

LICENSE AND DISTRIBUTION AGREEMENT

This Amendment Number 2 to License and Distribution Agreement (the “Amendment”) is entered into as of September 12, 2003 (the “Effective Date”) by and between Altiris, Inc., a Delaware corporation, having its principal place of business at 588 W. 400 South, Lindon, Utah 84042 (“Altiris”) and Hewlett-Packard Company, a Delaware corporation, having its principal place of business at 3000 Hanover Street, Palo Alto, California 94304, successor in interest to Compaq Computer Corporation (“HP”) (individually, the “Party;” collectively, the “Parties”).

RECITALS

WHEREAS, the Parties have previously entered into a License and Distribution Agreement dated August 2001, as amended (the “Agreement”), that grants HP, successor in interest to Compaq Computer Corporation, rights to incorporate certain Altiris software into HP, product lines; and

WHEREAS, the Parties desire to amend the Agreement to update certain deliverables provided by Altiris and the terms and conditions corresponding to such deliverables.

NOW, THEREFORE, in consideration of the above recitals, the mutual undertakings of the Parties as contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

I.    DEFINITIONS

All capitalized terms which are not defined in this Amendment shall have the meaning as set forth in the Agreement.

II.    MODIFICATIONS.    The Agreement is amended and supplemented as follows:

1.    In Section 7.1, the payment schedule for Quick Silver [*] shall be revised as follows:

“[*] upon execution of this Amendment, which payment shall constitute acceptance of Gold Software for Quick Silver [*].

[*] upon delivery and acceptance of Gold Software for Quick Silver [*] (i.e. integration of [*] with [*] which will be more particularly defined in a future Statement of Work).

[*] upon delivery and acceptance of Gold Software for additional features as mutually agreed upon by the parties in writing.”

[*]	This provision is the subject of a Confidential Treatment Request.

ALTIRIS – HP CONFIDENTIAL	EXECUTION ORIGINAL

2.    Section 7.3 shall not apply to the Linux versions of the Licensed Software. Instead, the following new Section 7.6 shall be added to the Agreement and shall apply solely to the Linux versions of the Licensed Software delivered under Quick Silver Phase II and Quick Silver [*]:

[*]

3.    Schedule 1.2 is deleted in its entirety and replaced with the new Schedule 1.2 attached hereto.

4.    The following two new sections are added to the Statement of Work:

“2.3.2.5.3    Linux console.  In order to provide similar functionality for Linux customers as provided to Microsoft customers, Altiris shall develop a Linux-compatible version of its deployment server console.

2.3.2.5.4    Linux deployment server.  In order to provide similar functionality for Linux customers as provided to Microsoft customers, Altiris shall develop a Linux hosted version of its deployment server components including database and PXE server.”

III.    CONFLICTS

All other terms not expressly amended herein shall remain in full force and effect as set forth in the Agreement. Should a conflict arise between this Amendment and the Agreement, the provisions of this Amendment shall control.

[*]	This provision is the subject of a Confidential Treatment Request.

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ALTIRIS – HP CONFIDENTIAL	EXECUTION ORIGINAL

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, all as of the date first written above.

ALTIRIS, INC.		HEWLETT-PACKARD COMPANY

Signature	/S/ ROB WELLMAN	Signature	/S/ PAUL SANTENER

Print Name	Rob Wellman	Print Name	Paul Santener

Title	VP Strategic Alliance	Title	VP, ISS

Date	September 24, 2003	Date	Sept 24, 2003

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ALTIRIS – HP CONFIDENTIAL	EXECUTION ORIGINAL

Schedule 1.2 of Exhibit A (Amended)

Schedule 1.2: Licensed Software

The components listed below are the current planned components for the Licensed Software. However, Altiris may, at its discretion, modify, remove, replace or add to the following list of components, so long as with respect to any component that is used to deploy or redeploy the Compaq Products the functionality is substantially similar with respect to the Compaq Products.

Altiris eXpress Deployment Server Description

This is a high-level description of the eXpress Deployment Server product as it exists prior to modifications planned in Quick Silver [*], where functionality will be extended to provide support for client servers.

I.	The Windows based version of Altiris eXpress Deployment Server consists of the following components:

•	Console

•	Server

•	Control Panel applet

•	SQL7 MSDE database engine

•	PXE Server package

•	Aclient

•	Bootworks

•	Remote Client Install Utility

•	RapiDeploy components

o	Boot Disk Creator

–	Bootworks install (DOS and NT)

–	MS Client and drivers (pre-unpacked)

–	NetX client and drivers (pre-unpacked)

–	Client 32 and drivers (pre-unpacked)

–	Appropriate boot records

o	SIDgen

o	AutoImager

o	Image Explorer

o	FIRM

[*]	This provision is the subject of a Confidential Treatment Request.

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ALTIRIS – HP CONFIDENTIAL	EXECUTION ORIGINAL

o	IB Client

o	IB Master

o	IB Reader

•	RapidInstall 3.0

•	License.exe

•	Documentation for all components, including:

o	Getting Started Guide

o	User Guide

o	Help files

Description of the Components for Windows version of Deployment Server

The Console provides an interface for hands-free deployment and management of Windows 9x, Me, NT, 2000, and XP (beta 2) PCs.

The Server controls communication between the client PCs, the Console, and the Database.

The Deployment Server Control Panel Applet is a utility added to the Windows Control Panel and allows administration of the Server component.

The Database, which is a MS SQL 7, 2000, or MSDE database, stores information regarding client PC properties, history, and current state, along with Deployment Server events.

The PXE Server, which works in conjunction with DHCP, allows client PCs that support PXE (Preboot eXecution Environment) to connect to the network and carry out tasks before the OS loads. It also supports BIS (Boot Integrity Services) which uses signed certificates for security reasons to ensure that clients do not connect to a rogue PXE server.

Aclient, the eXpress Windows client, resides on client PCs. It returns device properties to the Database and allows the eXpress Deployment Server to communicate with and control the devices. It also provides administrator rights for carrying out commands that would require an administrator if executed directly on the device.

Bootworks, the eXpress DOS client, resides on client PCs that do not support PXE. It provides clients the ability to connect to the network before the OS loads, so that imaging and other DOS-level tasks can execute. It is also used (alone or in conjunction with PXE) to provide communication between the Deployment Server and the client PC.

Remote Client Install Utility enables administrators to install the Altiris clients on NT and 2000 PCs without visiting each one.

RapiDeploy is the brand name of the Licensed Software feature that shares the technology used by eXpress Deployment Server to clone the contents of PC or server hard drives or partitions. It also includes technology for backing up and restoring the registry under DOS, and for changing the SID (NT security ID).

Boot Disk Creator is a utility integrated into eXpress Deployment Server (as well as other Altiris products), which allows users to create and edit network boot disks or PXE images.

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ALTIRIS – HP CONFIDENTIAL	EXECUTION ORIGINAL

RapidInstall is the brand name of the Licensed Software feature that shares the technology used by eXpress Deployment Server to create packages (RIPs) for distributing software changes (such as drivers, applications, patches, etc.) to client PCs.

License.exe provides the mechanism for licensing the various technologies.

II.	The Linux based version of Altiris eXpress Deployment Server consists of the following components:

Web console

Deployment Server components

✓	Deployment Server

✓	Postgresql 7.2.2

✓	JDK 1.4

✓	Tomcat 4 Apache Web Server

✓	ISC’s DHCP Server 3.0p1

✓	PXE Server

✓	Adlagent and associated components

✓	Boot disk creator

✓	Imaging tool

✓	PXE Configuration Utility

Description of the Components for Linux version of Deployment Server

Web Console—provides an interface for hands-free deployment and management of server systems—supported browsers are IE 5.5 and above Mozilla 1.01 or later and Netscape 6.1 and above. A client running Windows will be able to access the web console using the supported browsers.

Deployment Server—controls communication between the client PCs, the Console, and the Database.

•	Postgres SQL database—stores information regarding client PC properties, history, and current state, along with Deployment Server events.

Adlagent—It returns device properties to the Database and allows the eXpress Deployment Server to communicate with and control the devices. It also provides administrator rights for carrying out commands that would require an administrator if executed directly on the device.

Boot disk creator capability—provide means to download or copy image to floppy. Includes updated support for adding multiple NICS to PXE boot image from web console.

Image tool—includes the new imaging engine that supports ext2 and ext3 file systems.

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